Exhibit 99.1

Finjan Files Lawsuit in Germany Against Blue Coat for Patent Infringement

EAST PALO ALTO, CA – 10/18/16 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, today announced that its subsidiary Finjan, Inc. (“Finjan”) filed a patent infringement lawsuit on October 14, 2016, in the German District Court in Dusseldorf, Germany against Blue Coat Systems, Inc. a California-based corporation and its subsidiary, Blue Coat Systems GmbH located in Munich, Germany (collectively “Blue Coat”) alleging infringement of Finjan’s European patent EP 0 965 094 B1. Finjan also filed a preliminary injunction in Case No. 15-cv-03295-BLF against Blue Coat on July 28, 2016, which is scheduled to be heard by the Honorable Beth Labson Freeman on November 10, 2016.

"The impetus for our third suit against Blue Coat and its subsidiary, Blue Coat GmbH, is that we believe that they continue to infringe other patents in our portfolio, including Finjan's European patent, even after we obtained a $39.5M jury verdict and judgment against Blue Coat for infringement last August,” said Phil Hartstein, President & CEO of Finjan Holdings. “As for all who are granted valuable patent rights, we have essentially two options when dealing with an unwilling licensee - seek the courts' assistance to enforce our patents on the merits, or abandon those patent rights. For Finjan, the latter is simply not an option."

Finjan has pending infringement lawsuits against FireEye, Inc., Symantec Corp., Palo Alto Networks, and ESET and its affiliates relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN HOLDINGS, INC.
Established nearly 20 years ago, Finjan Holdings, Inc. is a globally recognized leader in cybersecurity. Finjan Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Capital Markets Group LLC
(650) 282-3245
investors@finjan.com